UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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Bio-Path Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bio-Path Holdings, Inc.
3293 Harrison Boulevard, Suite 220
Ogden, Utah 84403

September 21, 2010

TO OUR SHAREHOLDERS:

You are cordially invited to attend our 2010 annual meeting of shareholders to be held on Wednesday, November 3, 2010 at 4:00 p.m., Central Daylight Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380.  A notice of the annual meeting, proxy statement and form of proxy are enclosed with this letter.

We encourage you to read the notice of the annual meeting and proxy statement so that you may be informed about the business to come before the meeting.  Your participation in our business is important, regardless of the number of shares that you hold.  To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.  We urge you to vote regardless of whether you expect to attend the annual meeting so that we may ensure that a quorum is present.

We look forward to seeing you on November 3, 2010.

Sincerely,

/s/ Peter H. Nielsen

Peter H. Nielsen
Chairman and Chief Executive Officer

BIO-PATH HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 3, 2010

The Annual Meeting of Shareholders (the “Annual Meeting”) of Bio-Path Holdings, Inc. (the “Company”) will be held on November 3, 2010 at 4:00 p.m., Central Daylight Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. The Annual Meeting is being held for the following purposes:

1.           To elect three (3) directors, each to serve until the 2011 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.           To ratify and approve the appointment of Mantyla, McReynolds, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.           To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on September 15, 2010 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.  A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at 3293 Harrison Boulevard, Suite 220, Ogden, Utah 84403 for at least ten (10) days prior to the meeting, and will also be available for inspection at the meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.  THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.  If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.  In order to be able to have your vote counted at the Annual Meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter H. Nielsen
Chairman and Chief Executive Officer

Ogden, Utah
September 21, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on November 3, 2010

This Proxy Statement, Form of Proxy and the Bio-Path Holdings, Inc. Annual Report
on Form 10-K for the Fiscal Year Ended December 31, 2009 Are Available At:
www.biopathholdings.com

BIO-PATH HOLDINGS, INC.
3293 Harrison Boulevard, Suite 220, Ogden, Utah 84403

PROXY STATEMENT

 ANNUAL MEETING OF SHAREHOLDERS
November 3, 2010

Bio-Path Holdings, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Shareholders to be held on November 3, 2010 at 4:00 p.m., Central Daylight Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournments thereof (the “Annual Meeting”).

The Annual Meeting is being held for the following purposes, as more fully described in this Proxy Statement:

1.           To elect three (3) directors, each to serve until the 2011 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.           To ratify and approve the appointment of Mantyla, McReynolds, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.           To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

VOTING

Record Holders

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder. If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.

Quorum

Only holders of the Company’s common stock as of the close of business on September 15, 2010 (the “Record Date”) are entitled to vote at the Annual Meeting. Shareholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 49,126,167 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

Each shareholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such shareholder on the Record Date. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

Under Utah law and the Company’s Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the three nominees to the Board listed in the Proxy, unless the authority to vote for the election of such nominees is withheld, and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal Two described in the accompanying Notice and this Proxy Statement.

Revocation of Proxy

A shareholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 3293 Harrison Boulevard, Suite 220, Ogden, Utah 84403 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

Voting instructions

You are entitled to one vote at the Annual Meeting for each common share of the Company you owned as of the Record Date. The number of shares you own (and may vote) is listed on your proxy card. You can vote your shares using one of the following methods:

Voting by attending the Meeting. A shareholder may vote his or her shares in person at the Annual Meeting. A shareholder planning to attend the meeting should bring proof of identification for entrance to the meeting. If your shares are not registered in your own name, you will need appropriate documentation to confirm your ownership to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company as of the Record Date.

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Submitting Proxies Via the Internet or by Telephone. Many shareholders who hold their shares through a broker or bank may have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card that has been provided to you by your broker and follow the instructions that have been provided for Internet or telephone voting on that card.  Shareholders of record may not vote by Internet or telephone, but may vote in person or by proxy.

Holders of common shares are not entitled to cumulative voting rights.

Solicited by Board; Costs

The proxy card accompanying this Proxy Statement is solicited by the Board of the Company.

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

Householding matters

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this notice and proxy statement may have been sent to multiple shareholders in your household.  If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact our transfer agent, Fidelity Transfer Company, at 8915 South 700 East, Sandy, Utah 84070. Upon written request, we will provide a separate copy of this proxy statement.  In addition, shareholders sharing an address can request delivery of a single copy of proxy statements if you are receiving multiple copies upon written request to our Corporate Secretary at the address stated above.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will vote on the election of three (3) directors to serve until the Annual Meeting of Shareholders in 2011or until their successors have been duly elected and qualified.  We currently have nominated three directors, one of whom we consider to be an independent director.  We are in the process of reviewing candidates to add to our Board, but we have not yet identified appropriate additional directors with the background and experience that we believe would be helpful to our operations and future growth. We will continue to seek out additional qualified persons to serve as Board members.  We currently do not have a nomination committee and accordingly our entire Board serve as our nomination committee.

The Board has unanimously nominated Peter H. Nielsen, Douglas P. Morris, and Gillian Ivers-Read, BSc for election to the Board. Thomas Garrison resigned as a Director, effective September 17th, 2010, and, as such,  is not seeking re-election to the Board at the Annual Meeting. The nominees have indicated that they are willing and able to serve as directors.  If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The nominated directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of the nominees for director.

Nominees for Directors

The names, age and certain other information concerning the nominees for election as directors are set forth below.

Name	Age	Position	Year First Became Director	Term Expires on the Annual Meeting held in the Year

Peter H. Nielsen*	61	Chief Executive Officer/President/Chief Financial Officer/Treasurer/Chairman of the Board and Director	2008	2010

Douglas P. Morris*	55	Vice President of Corporate Development/Secretary/Director	2008	2010

Gillian Ivers-Read, BSc	57	Director	2008	2010

*Mr. Nielsen and Mr. Morris are the only executive officers and employees of the Company.

Peter H. Nielsen, CEO is a co-founder of the Company, serving as its Chief Executive Officer, President and Chief Financial Officer/Treasurer and Chairman of the Board. Mr. Nielsen has a broad management background in senior management, leading turnarounds of several large companies, and he has developed a close working relationship over the last five years with key individuals at M. D. Anderson Cancer Center and suppliers.  He also has experience in finance, product development, cost and investment analysis, manufacturing and planning.  He has also worked with several other biotech companies developing and executing on strategies for growth and previously served as a director of Synthecon, Inc., a manufacturer of 3D bioreactors.  Prior to joining the Company, Mr. Nielsen served as Chief Financial Officer of Omni Energy Services Corp., a NASDAQ-traded energy services company.  Mr. Nielsen was a Lieutenant in the U.S. Naval Nuclear Power program where he was Director of the Physics Dept. and was employed at Ford Motor Company in product development.  He holds engineering and M.B.A. finance degrees from the University of California-Berkeley.

Douglas P. Morris is a co-founder of the Company serving as its Vice President of Corporate Development, Secretary and a Director. Since 1993, Mr. Morris has been an officer and director of Celtic Investment, Inc., a financial services company. Celtic Investment owns Celtic Bank, an FDIC-insured industrial loan company chartered under the laws of the State of Utah. Since 1990, Mr. Morris has owned and operated Hyacinth Resources, LLC (“Hyacinth”), a privately held business consulting firm. Hyacinth consults with privately held and publicly held corporations relating to management, merger and acquisitions, debt and equity financing, capital market access, and market support for publicly traded securities. Hyacinth also holds investments purchased by Mr. Morris.  Mr. Morris has recently formed Sycamore Ventures, LLC, a privately-held consulting firm.  Mr. Morris has a BA from Brigham Young University and a Masters in Public Administration from the University of Southern California.

Gillian Ivers-Read, BSc.  Ms. Ivers-Read is currently seving,  since June of 2009, as Executive Vice President Regulatory Affairs and Technical Operations  for Clovis Oncology, Inc.  Prior to this position, since 2002, Ms. Ivers-Read  and has been Executive Vice President, Development Operations of Pharmion Corp., a publicly-held biotech company.  From 1996 to 2001, she held various regulatory positions with Hoechst Marion Roussel and its successor Aventis Pharmaceuticals, Inc., where she most recently held the position of Vice President, Global Regulatory Affairs. From 1994 to 1996, she was Vice President, Development and Regulatory Affairs for Argus Pharmaceuticals and from 1984 to 1994 she served as a regulatory affairs director for Marion Merrell Dow.  Ms. Ivers-Read has a BS with Honors from University College London in Pharmacology.

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Board considers, and in the future will consider, the availability of candidates with appropriate balance of experience, skills and characteristics required of the Board.  We will attempt to increase the size of our Board in such a manner so that, in the future, at least a majority of the directors are independent.

As soon as we meet applicable listing criteria, we intend to seek listing on an exchange or on the Nasdaq Stock Market.  When, and if that were to happened, of which there can be no assurance, we would be required to (i) have a majority of independent directors, (ii) have an audit committee with the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market or the applicable exchange; (iii) and at least one of audit committee member that qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

Nominees for director are selected on the basis of their availability, depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Shareholder Nominees. Our Board, and once we have a nominating committee, the nominating committee, will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the nominating committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the shareholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such shareholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Shareholder Proposals for 2010 Annual Meeting” below.

Process for Identifying and Evaluating Nominees,.   Our Board believes the Company is well-served by its current directors.   In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors.  In the future, if an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual shareholder meetings, our Board will seek out potential candidates for Board appointment. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Board deems appropriate, a third-party search firm. The Board will evaluate each candidate's qualifications and check relevant references.   In addition, the Board is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company's needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and the candidate's commitments to the boards of other companies. While the Board does not have a formal policy with respect to diversity of potential Board nominees, the Board considers the impact a potential Board nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise. The resulting diversity of the Board allows each member of the Board an opportunity to provide specific input to Board decisions in his or her respective area of expertise.

Board Structure.  Our Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer; rather, our Board determines from time to time whether it is in the best interests of our Company and our shareholders for the roles to be separate or combined. We believe that our Board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for our Company. Given the growth of the Company, and the importance of the performance of the Company and the execution of corporate strategy in the Board's considerations and duties, the Board believes that Mr. Nielsen is the person best qualified to serve as the Chairman of the Board. Additionally, it is the view of our Board that having Mr. Nielsen serve in the combined positions of President, Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its shareholders. It signals to our employees, suppliers, customers and the investment community that a single person is responsible for providing direction in the management of the Company's operations and growth initiatives. Such a single leader helps avoid the potential for duplication of efforts, for confusing or conflicting senses of direction or for personality conflicts. Moreover, the structure of our Board and committees, the level of independence represented on each, and the experience of our directors and our lead independent director balance and complement the combined offices of Chairman, President and Chief Executive Officer. The Board maintains the authority to modify this structure if and when the Board believes such modification would be in the best interests of the Company and its shareholders.

Required Vote

The three nominees receiving the highest number of affirmative votes of the outstanding shares of Common Stock, present or represented and entitled to be voted for such nominees, shall be elected as directors for a term ending upon the 2011 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. The Proxies cannot be voted for a greater number of persons than three.

Recommendation of the Board

The Board recommends that the shareholders vote FOR the election of the nominees listed above.

CORPORATE GOVERNANCE

The Company’s Board held a Board Meeting telephonically in April of fiscal 2009 and action was taken by unanimous written consent four times. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.

Board of Directors

Our operations are managed under the broad supervision of the Board, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies.  Our Board is currently comprised of one independent director and two non-independent directors.  The Board has determined that current director Gillian Ivers-Read is “independent” as independence is defined under the listing standards for The Nasdaq Stock Market.  The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

Board Committees

We currently have a compensation committee of the Board consisting of Gillian Ivers-Read, BSc and Douglas P. Morris.  The compensation committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

Currently we do not have a separately designated audit committee; rather our entire Board acts as our audit committee, overseeing the accounting and financial reporting processes of the Company and audits of our financial statements by our independent registered public accounting firm. In this capacity, our entire Board is involved in appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by our independent accountants.  We also do not currently have a nominating committee or corporate governance committee.  The Board has determined that none of its current members qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.  The Board has not adopted an audit committee charter.

We anticipate as our Board increases in size, we will appoint an audit committee, a nominating committee and a corporate governance committee.

Report of the Board of Directors Acting as the Audit Committee

The Board of Directors serves as the Company’s audit committee. The Board acting as audit committee reviews the Company’s financial reporting process. In this context, the Board:

•	has reviewed and discussed with management the audited financial statements for the year ended December 31, 2009.

•
has discussed with Mantyla, McReynolds, LLC, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
has received the written disclosures and the letter from Mantyla, McReynolds, LLC, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Board concerning independence, and has discussed with Mantyla, McReynolds, LLC, the independent accountant’s independence.

Based on this review and the discussions referred to above, the Board determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Board also appointed Mantyla, McReynolds, LLC, as the Company’s independent registered public accountants for 2010.

This report is submitted on behalf of the members of the Board acting as the audit committee:

Peter H. Nielsen
Douglas P. Morris
Gillian Ivers-Read, BSc

The Report of the Board acting as the audit committee set out above shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under these Acts.

COMMUNICATIONS WITH DIRECTORS

We have not adopted a formal process by which shareholders may communicate with the Board.   Shareholders or other interested parties may communicate with any director by writing to them c/o Douglas P. Morris, Secretary, Bio-Path Holdings, Inc., 3293 Harrison Boulevard, Suite 220, Ogden, Utah 84403 or by sending an e-mail to dmorris@biopathholdings..com.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer and principal financial officer. This code of ethics is available on our website www.biopathholdings.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that we will not enter into any transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC unless the Board first reviews and approves the transactions. The Board is required to review on an on-going basis, and pre-approve all related party transactions before they are entered into, including those transaction that are required to be disclosed under Item 404 of Regulation S-K. Related party transactions involving a director must also be approved by the disinterested members of the Board. It is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest. All related party transactions shall be disclosed in our filings with the SEC as required under SEC rules.

In addition, pursuant to our Code of Business Conduct and Ethics, all employees, officers and directors of ours and our subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with us without approval. Employees, officers and directors are required to provide written disclosure to the Chief Executive Officer as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one.

Since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at the end of our last two fiscal years, and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this prospectus, and (ii) the transactions described below.

During 2009, Thomas Garrison, a former director who resigned on September 17, 2010, purchased 750,000 shares of the Company’s common stock for a total of $187,500.  These shares were purchased in connection with a private placement offering and were on the same terms and conditions applicable to all other purchasers.  Each purchaser was issued one warrant for each share purchased and accordingly, Dr. Garrison was issued Warrants to purchase 750,000 shares. The exercise price of such warrants is $1.50 per share and the warrants are exercisable until November 30, 2011.

The Company has entered into indemnity agreements with certain of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Utah law and our Bylaws.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2009, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee (a) annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management; (b) selects recipients of awards of incentive stock options and non-qualified stock options and establishes the number of shares and other terms applicable to such awards; and (c) construes the provisions of and generally administers the 2007 Stock Incentive Plan (the "2007 Plan"). We do not currently have a compensation committee charter.

The compensation committee of our Board has overall responsibility for the compensation program for our executive officers. Our compensation committee consists of an independent director and a non-independent director.  The compensation committee is responsible for establishing policies and otherwise discharging the responsibilities of the Board with respect to the compensation of our executive officers, senior management, and other employees. In evaluating executive officer pay, the compensation committee may retain the services of an independent compensation consultant or research firm and consider recommendations from the chief executive officer and persons serving in supervisory positions over a particular officer or executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically is responsible for administering all of our incentive and equity-based plans.

All decisions with respect to executive compensation are first approved by the compensation committee and then submitted, together with the compensation committee's recommendation, to the members of the Board for final approval.

Elements of compensation for our executives generally include:

·	base salary (typically subject to upward adjustment annually based on individual performance);

·	stock option awards;

·	health, disability and life insurance.

Our primary objective with respect to executive compensation is to design a reward system that will align executives' compensation with the Company's overall business strategies and attract and retain highly qualified executives.  The principal elements of executive compensation are salary, bonus and will, from time to time, include stock option grants. We intend to stay competitive in the marketplace with our peers.  In considering the elements of compensation, the compensation committee considers the Company’s current cash position in determining whether to adjust salaries, bonuses and stock option grants. The following table sets forth summary information about the compensation paid to our officers.

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Bonus ($)	Stock Option ($)(1)	Total ($)
Peter Nielsen, CEO, President,	2009	$250,000	-0-	-0-	$250,000
Chairman	2008	$250,000	-0-	$1,491,000	$1,741,000
	2007	$133,333	$20,000	-0-	$153,333
Douglas P. Morris, VP Corporate Development/Director	2009	$120,000	-0-	-0-	$120,000
Corporate Development Director	2008	$120,000	-0-	$994,000	$1,114,000
	2007	$80,000	-0-	-0-	$80,000

(1)
In 2008, we granted Mr. Nielsen options to purchase 1,500,000 shares of our common stock at $1.40 per share, the fair market value on the date of grant.  In 2008 we granted Mr. Morris options to purchase 1,000,000 shares of our common stock at $1.40 per share, the fair market value on the date of grant.  Each of these grants of options were ½ vested at the time of grant with the remaining ½ vesting monthly over a three year period.  This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules.

Stock Option Grants and Exercises During the Fiscal Years Ended December 31, 2009 and 2008

The following table sets forth information concerning stock option grants made during the fiscal year ended December 31, 2009 and 2008, to our executive officers named in the "Summary Compensation Table" above. The fair value information in the far right column is for illustration purposes only and is not intended to predict the future price of our Common Stock. The actual future value of the stock options will depend on the market value of the Common Stock.

GRANTS OF PLAN-BASED AWARDS

All Other
Options
		Awards:	Exercise
		Number of	or Base	Grant Date
		Securities	Price of	Fair Value
	Grant	Underlying	Option	of Option
Name	Date	Options (#)	Awards (1)	Awards

Peter Nielsen	10/7/08	1,500,000	$1.40	$.99
Douglas Morris	10/7/08	1,000,000	$1.40	$.99

(1)	This column shows the exercise price for the stock options granted, which was the closing price of our Common Stock on October 7, 2008, the date of grant.

In October 2008 we granted our Chief Executive Officer, Peter Nielsen, an option to purchase 1,500,000 shares of our common stock at a price of $1.40 per share.  In October 2008 we also granted our Vice President of Corporate Development, Douglas P. Morris, an option to purchase 1,000,000 shares of our common stock at a price of $1.40 per share.  Each of the options provides that one-half of the option shares are immediately vested and the remaining one-half of the option shares vest in 36 equal monthly increments. The options are exercisable for a term of ten years from the date of grant.

The following table sets forth certain information with respect to outstanding stock option and warrant awards of the named executive officers for the fiscal year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

Option/Warrant Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date)
Peter Nielsen	1,500,000	0	-	$1.40	Oct 2018
Douglas P. Morris	1,000,000	0	-	$1.40	Oct 2018

(1)
Except as indicated, one-half of the options granted vested on the date of grant and the remaining options vest and become exercisable in monthly installments over a three year period, commencing on the date of grant.

Option Exercises

No officer or director exercised any option during the fiscal year ended December 31, 2009.

Employment Agreements

Our wholly-owned subsidiary, Bio-Path, Inc., has entered into employment agreements with its Chief Executive Officer, Peter H. Nielsen and its Vice President of Corporate Development, Douglas P. Morris, dated May 1, 2007.  The employment agreement, as amended, for Mr. Nielsen provides for a base salary of $250,000.  The employment agreement for Mr. Morris provides for a base salary of $120,000.

DIRECTOR COMPENSATION

The following table presents summary information for the year ended December 31, 2009 regarding the compensation of the non-employee members of our Board.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Dr. Thomas Garrison	$—	—	$5,475	—	—	—	$5,475

Gillian Ivers-Read	$250	—	$14,825	-	—	—	$15,075

(1)	All of the amounts in this column reflect cash fees paid to or earned by our non-employee directors for attending Board or committee meetings during fiscal 2009.

(2)
The amounts set forth in this column reflect the value attributed to the option awards granted to our non-employee directors during 2009.  During 2009 all of our non-employee directors received an annual grant of an option to purchase 25,000 shares of our common stock which was the only grant received by such directors during 2009.  The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our non-employee directors as of December 31, 2009:

Director	Number of shares underlying outstanding options

Dr. Thomas Garrison	50,000

Gillian Ivers-Read	300,000	(1)

(1) includes stock options granted for drug development consulting services provided to the Company.

Overview of Compensation and Procedures

Our non-employee directors receive cash compensation of $500 for each meeting of the Board attended and $250 for each telephonic meeting of the Board in which they participate.  Our non-employee directors also receive annual stock options to purchase 25,000 shares of our common stock for each 12 month period they serve as a director.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mantyla, McReynolds, LLC (“Mantyla McReynolds”) was engaged as the Company’s independent registered public accounting firm on February 21, 2008 following the merger transaction between Bio-Path Holdings, Inc. and its wholly owned subsidiary, Bio-Path, Inc. Audit services provided by Mantyla McReynolds during the 2009 Fiscal Year included the audit of our annual financial statements and services related to filings with the SEC and other regulatory bodies.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2008 and December 31, 2009, Mantyla McReynolds, as our independent registered public accounting firm, billed the approximate fees set forth below.  Our Board has considered the services provided by Mantyla McReynolds as disclosed below in the captions “Audit Fees”, “Tax Fees” and “All Other Fees” and has concluded that such services are compatible with the independence of Mantyla McReynolds as the Company’s principal accountants.

For the fiscal years 2008 and 2009, the Board pre-approved all services described below in the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees”. For fiscal year 2008 and 2009, no hours expended on Mantyla McReynolds’ engagement to audit the Company’s financial statements were attributed to work performed by persons other than full-time, permanent employees of Mantyla McReynolds.

Audit Fees

Aggregate fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and internal control over financial reporting, reviews of the interim condensed consolidated financial statements included in quarterly filings, and services that are normally provided by Mantyla McReynolds in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation. Aggregate fees billed for audit services were $49,940 and $43,950 for the years ended December 31, 2008 and December 31, 2009, respectively.

Audit-Related Fees

We were billed no audit-related fees by Mantyla McReynolds for the years ended December 31, 2008 or December 31, 2009.

Tax Fees

Tax fees consist of fees billed for professional services rendered for state and federal tax compliance and advice, and tax planning. Aggregate fees for tax services were $887 and $4,746 during the years ended December 31, 2008 and 2009, respectively.

All Other Fees

We were billed no other fees by Mantyla McReynolds for the years ended December 31, 2008 or December 31, 2009.

Pre-Approval Policies and Procedures

The Company’s Board, which serves as the audit committee, has not adopted any blanket pre-approval policies and procedures.  Instead, the Board will pre-approve the provision by Mantyla McReynolds of all audit or non-audit services.

Appointment for 2010

The Board approved the selection of Mantyla McReynolds, as our independent registered public accounting firm for the 2010 fiscal year and is asking shareholders for ratification of their selection. A representative of Mantyla McReynolds is not expected to be present at the Annual Meeting.  However, we anticipate that representatives of Mantyla McReynolds will be available telephonically and will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions from shareholders attending the Annual Meeting.

Required Vote

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Mantyla McReynolds as our independent registered accounting firm. In the event that the shareholders do not approve the selection of Mantyla McReynolds, the Board will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board

The Board recommends that the shareholders vote FOR the ratification of the selection of Mantyla McReynolds, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding shares of our common stock beneficially owned at September 15, 2010 by: (1) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of our common stock.  The information in this table is based solely on statements in filings with the SEC or other reliable information.

Shareholder	Shares Owned	Percentage

Peter Nielsen (1) (2)	6,435,266	12.8%
Douglas P. Morris (1) (3)	2,481,133	5.0%
Dr. Tom Garrison (1) (4)	3,421,767	6.9%
Gillian Ivers-Read (1) (5)	164,583	*
M. D. Anderson 7515 S. Main, Suite 490, Unit 0510 Houston Texas 77030	6,930,025	14.1%
Tom Fry (6) 4069 W. Red Pine Cove Cedar Hills, Utah 84062	5,593,084	11.4%
Lincoln Park Capital, LLC (7) 440 North Wells, Suite 620 Chicago, Illinois 60654	2,611,245	5.3%
All officers and directors as a group (8)	12,502,749	24.0%

  *Less than 1%

(1)	These are the officers and directors of the Company.

(2)	Includes 5,164,433 shares owned of record and 1,270,833 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(3)	Includes 1,633,911 shares owned of record and 847,222 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(4)
Includes 2,646,767 shares owned of record and 25,000 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days, and 750,000 shares issuable upon the exercise of currently exercisable warrants at a price of $1.50 per share.

(5)	Includes 164,583 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(6)	Includes 2,649,355 shares owned of record by Amy Fry, the spouse of Tom Fry and 2,943,729 shares owned of record by Brick & Mortar, LLC, an affiliate of Tom Fry.

(7)	Includes 2,039,816 shares of record and 571,429 shares issuable upon the exercise of warrants that are currently exercisable or exercisable within 60 days.

(8)	Includes 9,445,111 shares of record and 2,988,194 shares issuable upon the exercise of options and warrants currently exercisable or exercisable within 60 days.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

FORM 10-K

    We have furnished or made available a copy of our Annual Report on Form 10-K, as filed with the SEC, including the financial statements thereto to each person whose proxy is being solicited. Our Annual Report on Form 10-K and exhibits thereto may be viewed on the Internet at www.biopathholdings.com  or at  www.sec.gov.   We will furnish to any such person any exhibit described in the list accompanying the Annual Report.  Requests for copies of such report and/or exhibit(s) should be directed to Douglas P. Morris, Bio-Path Holdings, Inc. 3293 Harrison Boulevard, Suite 220, Ogden, Utah 84403

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Deadline for Receipt of Shareholder Proposals for 2011 Annual Meeting

The date by which shareholder proposals must be received by the Company for inclusion in our proxy statement and form of proxy for the 2011 Annual Meeting is May 24, 2011.  Proposals of shareholders of the Company that are intended to be presented by such shareholders at next year’s Annual Meeting of shareholders must also be received by us no later than May 24, 2011, in order that they may be considered at that meeting.  The proxy solicited by the Board for the 2011 Annual Meeting of shareholders will confer discretionary authority to vote on any proposal presented by a shareholder, and required or permitted to be voted on, at that meeting for which the Company has not been provided with notice on or prior to this date.

By Order of the Board

/s/Peter H. Nielsen
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT!
You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy.  Please see the instructions on the proxy and voting instruction card.  Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

BIO-PATH HOLDINGS, INC.
 PROXY

Proxy Solicited by the Board for the Annual Meeting of Shareholders to be Held November 3, 2010

The undersigned hereby appoints  Peter H. Nielsen and Douglas P. Morris or either one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of  Bio-Path Holdings, Inc. (the “Company”) to be held on  November 3, 2010 at 4:00 p.m., Central Daylight Time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

1.     To elect as directors, to hold office until the 2011 Annual Meeting of Shareholders and until their successors have been duly elected and qualified, the nominees listed below:

Peter H. Nielsen
Douglas P. Morris
Gillian Ivers-Read, BSc

_________	FOR All nominees listed (except as indicated below)	_________	WITHHOLD AUTHORITY to vote (as to all nominees)

To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

2.     To ratify the appointment of Mantyla, McReynolds, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

   _______  For                                            ______  Against                                            ______  Abstain

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Print Name on Share Certificate	Signature of Shareholder

Print Name on Share Certificate	Signature of Shareholder

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date:___________, ____

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.